                                                                    EXHIBIT 23.3

                      [LETTERHEAD OF ATKINSON & CO. LTD.]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 17, 1996 accompanying the financial statements of Control Systems, Inc. appearing in Form 8-K filed by Unit Instruments, Inc. dated March 27, 1996, as amended by Form 8-K/A dated August 14, 1996, which is incorporated by reference in this registration statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

                                         /s/ Atkinson & Co., Ltd.

                                         Atkinson & Co., Ltd.


Albuquerque, New Mexico
April 10, 1997